UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 21, 2012

(Date of earliest event reported)

Arête Industries, Inc.

(Exact name of registrant as specified in its charter)

COLORADO	33-16820-D	84-1508638
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7260 Osceola Street

Westminster, CO 80030

(Address of principal executive offices) (Zip Code)

(303) 427-8688

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2012, the Board of Directors (the “Board”) of Arête Industries, Inc. (the “Company”) appointed Nicholas L. Scheidt as a Director of the Company. Mr. Scheidt was appointed to fill a board vacancy created by the retirement and resignation of Mr. John Herzog from the Board and from his position as Interim Chief Financial Officer and Accounting Officer, effective November 21, 2012. Mr. Herzog’s resignation was not the result of any disagreement with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices.

Information on Mr. Scheidt, age 52, is as follows: Mr. Scheidt has served as President and Chairman of Apex Financial Services Corp aka Apex Realty Investments Inc. since 1983; he has served on the Board of Directors of Truck Wash Inc. since 1989; he has served on the Board of Directors of Out Reach Housing Corporation since 1992 and he has served as Chief Financial Officer of Truck Wash Inc. since 1995.

Donald W. Prosser will remain as Chief Executive Officer of the Company and will become the interim Chief Financial Officer. The Board has begun a search for a Chief Financial Officer.

Section 8.01 Other Events

On November 26, 2012, the Company issued a press release announcing the appointment of the new director and change in executive officer. A copy of this press release is attached as Exhibit 99.1 hereto. The reader is advised to read this press release in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The Exhibits listed below are furnished as Exhibits to this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press Release dated November 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARÊTE INDUSTRIES, INC.
Dated: November 28, 2012
	By:	/s/ Donald W Prosser
	Name:	Donald W Prosser
	Title:	Chairman of the Board and Chief Executive Officer